SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.       )

Check the appropriate box:

☒           Preliminary information statement                                                                           ☐         Confidential, for use of the Commission
only (as permitted by Rule 14c-5(d)(2))
☐           Definitive information statement

ASCEND ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

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☐           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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ASCEND ACQUISITION CORP.
525 Washington Avenue
26th Floor
Jersey City, New Jersey 07310

NOTICE OF ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of Ascend Acquisition Corp.:

Ascend Acquisition Corp., a Delaware corporation (“Company”), has obtained written consent from stockholders holding a majority of the outstanding shares of voting securities of the Company entitled to vote, as of June 28, 2013, approving a change in the name of the Company from “Ascend Acquisition Corp.” to “Kitara Media Corp.”  Details of the name change and other important information are set forth in the accompanying Information Statement.  The members of the Company’s Board of Directors have unanimously approved the name change.

Under Section 228 of the Delaware General Corporation Law and Section 2.7 of the Company bylaws, action by stockholders may be taken without a meeting, without prior notice and without a vote by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.  On that basis, the stockholders holding a majority of the outstanding shares of capital stock entitled to vote approved the foregoing action.  No other vote or stockholder action is required.  You are hereby being provided with notice of the approval of the foregoing action by less than unanimous written consent of the stockholders of the Company.

The accompanying Information Statement is being furnished for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the change in the Company’s name may not be effected until at least 20 calendar days after the mailing of the accompanying Information Statement to the Company’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Robert Regular Chief Executive Officer

Jersey City, New Jersey
July __, 2013

ASCEND ACQUISITION CORP.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
CONSENT OF STOCKHOLDERS OWNING A MAJORITY
OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Ascend Acquisition Corp., a Delaware corporation (“Company,” “we’ or “us”), to advise them of the corporate action described herein, which has been authorized by the written consent of the stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the Delaware General Corporation Law (“DGCL”).

The close of business on June 28, 2013 was the record date (“Record Date”) for the determination of stockholders entitled to notice about the name change (“Name Change”) of the Company from “Ascend Acquisition Corp.” to “Kitara Media Corp.” As of the Record Date, there were 50,926,700 shares of the Company’s common stock, par value $0.0001 (“Common Stock”) issued and outstanding.  Each holder of Common Stock is entitled to one vote for each share held by such holder.

This Information Statement is first being mailed to stockholders as of the Record Date on or about July __, 2013 and is being furnished for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the change in the Company’s name may not be effected until at least 20 calendar days after the mailing of the accompanying Information Statement to the Company’s stockholders.

On June 11, 2013, the Board of Directors (the “Board”) approved the Name Change subject to the consummation of the transactions contemplated by the Merger Agreement (defined below) and authorized the Company’s officers to obtain written consents from stockholders owning a majority of the outstanding voting securities of the Company entitled to vote to approve the Name Change. Under Section 228 of the DGCL and Section 2.7 of the Company bylaws, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the approval of the action must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

Under Section 242 of the DGCL, the Company may amend its Certificate of Incorporation to change its corporate name if a majority of the outstanding stock entitled to vote thereon has voted in favor of such amendment. On June 28, 2013, certain members of the Board in their capacity as stockholders, and Ironbound Fund Partners, LLC (“Ironbound”), of which Jonathan J. Ledecky, a member of the Board, is the managing member with sole voting and dispositive power, together consisting of the record owners of an aggregate of 26,737,040 shares of Common Stock, representing 52.5% of the outstanding voting securities of the Company on the Record Date, executed and delivered to the Company a written consent authorizing and approving the Name Change.  The Certificate of Amendment will be filed, and the Name Change will take effect, 20 calendar days after this Information Statement is sent to Company stockholders who would otherwise have been entitled to notice of a meeting to approve the Name Change.

The Name Change was effectuated in connection with the transactions contemplated by the Merger Agreement and Plan of Reorganization, dated as of June 12, 2013, as amended as of July 1, 2013 (“Merger Agreement”), between the Company, Ascend Merger Sub, LLC, Ascend Merger Sub, Inc., Kitara Media LLC (“Kitara Media”), New York Publishing Group, Inc. (“NYPG”) and certain securityholders executing the “Signing Holder Signature Page” thereto, which was consummated on July 1, 2013.  Pursuant to the Merger Agreement, Kitara Media and NYPG became wholly owned subsidiaries of the Company.

No vote or further action of the stockholders of the Company is required to approve the Name Change since it has been approved by holders representing 52.5% of the outstanding voting securities of the Company on the Record Date.  You are hereby being provided with notice of the approval of the Name Change by less than unanimous written consent of the stockholders of the Company.

The executive offices of the Company are located at 525 Washington Avenue, 26th Floor, Jersey City, New Jersey 07310 and its telephone number is (201) 539-2200.

No officer or director or principal shareholder has a substantial or material interest in the favorable outcome of this Name Change other than as discussed herein.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of the Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our officers and directors; and

●	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
Executive Officers and Directors:
Jonathan J. Ledecky(1) 970 West Broadway, PMB 402 Jackson, Wyoming 83002	7,968,550	15.6%
Craig dos Santos(2) 360 Ritch Street, Floor 3 San Francisco, CA 94107	11,967,775	23.5%
Ben Lewis(3) 360 Ritch Street, Floor 3 San Francisco, CA 94107	10,439,973	20.5%
Richard Hecker(4) 360 Ritch Street, Floor 3 San Francisco, CA 94107	4,965,354	9.8%
Jeremy Zimmer(5) 9560 Wilshire Boulevard Beverly Hills, CA 90212	350,000	*
All officers and directors as a group (5 individuals)	35,691,652	70.1%
Five Percent Holders:
Lee Linden 360 Ritch Street, Floor 3 San Francisco, CA 94107	10,439,973	20.5%
Ironbound Partners Fund LLC(6) 970 West Broadway, PMB 402 Jackson, Wyoming 83002	7,968,550	15.6%

*	Less than one percent.

(1)	Represents 7,968,550 shares held by Ironbound, of which Mr. Ledecky is managing member. Mr. Ledecky is our Non-Executive Chairman of the Board and Interim Chief Financial Officer.

(2)	Mr. dos Santos was our Chief Executive Officer and a member of our board of directors as of the Record Date. Mr. dos Santos continues to be a member of our board of directors.

(3)	Mr. Lewis is a member of our board of directors.

(4)
Mr. Hecker was a member of our board of directors and Executive Vice President and a Manager of Andover Games as of the Record Date.  Mr. Hecker no longer holds any positions with the Company or Andover Games.

(5)	Mr. Zimmer is a member of our board of directors.

(6)	Mr. Ledecky is the managing member of Ironbound and as such has sole voting and dispositive power over such shares.

Change in Control

As a condition to the consummation of the transactions contemplated by the Merger Agreement:

●
Craig dos Santos, Richard Hecker, Benjamin Lewis and Lee Linden contributed an aggregate of 25,813,075 shares of Common Stock to the Company for cancellation for no additional consideration.  After cancellation of such shares, such holders own an aggregate of 12,000,000 shares of Common Stock;

●
The Company raised $2 million of equity capital through the sale of its common stock at a price per share of $0.50 to Ironbound, which resulted in the issuance of an additional 4,000,000 shares of Common Stock; and,

●	Richard Hecker resigned from his position on the Board and Robert Regular and Sam Humphreys were appointed to the Board.

As consideration for the equity interests in Kitara Media and NYPG to be transferred to the Company, the holders of Kitara Media and NYPG equity interests immediately prior to the closing (the “Signing Holders”) were issued an aggregate of 30,000,000 shares of Common Stock.  The Signing Holders now own approximately 50.8% of the Company’s outstanding and issued Common Stock.

NAME CHANGE

General

On June 11, 2013, the Board approved the Name Change of the Company from “Ascend Acquisition Corp.” to “Kitara Media Corp.” subject to the consummation of the transactions contemplated by the Merger Agreement and authorized the Company’s officers to obtain written consents from stockholders owning a majority of the outstanding voting securities of the Company entitled to vote to approve the Name Change.

Background of the Name Change

On June 12, 2013, the Company entered into the Merger Agreement with Kitara Media, NYPG and the Signing Holders.  Kitara Media is an online video solutions provider that increases revenue to website publishers. NYPG is a publisher of Adotas, a website and daily email newsletter reaching over 100,000 targeted advertising professionals.  The terms and conditions of the Merger Agreement and related transactions were previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 12, 2013 and July 5, 2013.  The transactions contemplated by the Merger Agreement were consummated on July 1, 2013, after obtaining the required consents and approvals and the fulfillment of certain other conditions described in the Merger Agreement, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2013.

In connection with the transactions contemplated by the Merger Agreement, the Board determined that it was in the Company’s best interest to change its name from “Ascend Acquisition Corp.” to “Kitara Media Corp.” to reflect the business of the Company following the transaction.

The Certificate of Amendment effecting the Name Change in the form attached hereto as Appendix A will be filed and take effect 20 calendar days after this Information Statement is sent to Company stockholders who would otherwise have been entitled to notice of a meeting to approve the Name Change.

Required Approval of the Name Change

Under Section 242 of the DGCL, the Company may amend its Certificate of Incorporation to change its corporate name if a majority of the outstanding stock entitled to vote thereon vote in favor of such amendment.  Under Section 228 of the DGCL and Section 2.7 of the Company bylaws, action by stockholders may be taken without a meeting, without prior notice and without a vote by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.

On June 28, 2013, certain members of the Board acting in their capacity as stockholders, and Ironbound, of which Jonathan J. Ledecky, a member of the Board, is the managing member with sole voting and dispositive power, together consisting of the record owners of an aggregate of 26,737,040 shares of Common Stock, representing 52.5% of the outstanding voting securities of the Company on the Record Date, executed and delivered to the Company a written consent authorizing and approving the Name Change.  Accordingly, the Company has the requisite stockholder approval to approve the Name Change.

Additional Questions About the Name Change

If you have any additional questions about the Name Change, or would like additional copies of this Information Statement, you should contact: Ascend Acquisition Corp., 525 Washington Avenue, 26th Floor, Jersey City, New Jersey 07310, Attention: Chief Executive Officer.

APPRAISAL RIGHTS

Holders of the Company’s Common Stock have no right under Delaware law to dissent from or exercise appraisal rights in connection with any of the actions described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Name Change other than as discussed herein.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may supplement it.  Additional copies of this Information Statement may be obtained at no charge by writing to the Company at 525 Washington Avenue, 26th Floor, Jersey City, New Jersey 07310.

OTHER INFORMATION

Please read all the sections of this Information Statement carefully.  The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission.  These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of this material also may be obtained from the SEC at prescribed rates.  The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.  Copies of these materials may be obtained from the SEC’s website at http://www.sec.gov.

By Order of the Board of Directors

Robert Regular Chief Executive Officer

Jersey City, New Jersey
July __, 2013

Appendix A – Form of Certificate of Amendment of Certificate of Incorporation of Ascend Acquisition Corp.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ASCEND ACQUISITION CORP.

----------------------------------------------------------
Pursuant to Section 242 of the
General Corporation Law of Delaware
----------------------------------------------------------

The undersigned Chief Executive Officer of Ascend Acquisition Corp. (the “Corporation”), does hereby certify:

FIRST: The name of the Corporation is Ascend Acquisition Corp.

SECOND: The certificate of incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and by substituting the following new Article FIRST in lieu thereof:

“FIRST:  The name of the corporation is Kitara Media Corp. (hereinafter sometimes referred to as the “Corporation”).”

THIRD: The foregoing amendment to the Corporation’s certificate of incorporation was duly approved and adopted by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and thereafter was duly adopted by the written consent of the holders of a majority of the outstanding shares entitled to vote on an amendment to the Corporation’s certificate of incorporation in accordance with the provisions of Sections 242 and 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has signed this certificate of amendment on this ____ day of _______, 2013.

Name: Robert Regular Title: Chief Executive Officer